EXHIBIT 99.1
CONTACT:
Bell Industries, Inc.
John A. Fellows/Mitchell I. Rosen
310-563-2355
PondelWilkinson Inc.
Roger S. Pondel/Angie H. Yang
310-279-5980
BELL INDUSTRIES SIGNS ASSET PURCHASE AGREEMENT
TO ACQUIRE VERIZON BUSINESS’ SKYTEL UNIT
—Transaction Expected to Add New Growth Vehicle—
     El Segundo, California — November 14, 2006 — Bell Industries, Inc. (AMEX:BI) today announced it has entered into an asset purchase agreement to acquire substantially all of the assets and assume certain liabilities of SkyTel Corp., a subsidiary of Verizon Business.
     The proposed transaction, which has been approved by Verizon management and the board of directors of Bell Industries, is subject to the completion of customary closing conditions and regulatory approvals, including approval by the Federal Communications Commission. The parties expect the transaction to be completed in the next few months.
     Headquartered in Clinton, Mississippi, SkyTel provides nationwide wireless services and support, including email, interactive two-way messaging, wireless telemetry services and traditional text and numeric paging, to business and government customers throughout the United States. SkyTel’s revenues over the past 12 months were more than $100 million.
     “This transaction is in keeping with our objective of providing additional growth vehicles for Bell and expanding our reach beyond technology management and support services to wireless solutions,” said John Fellows, chief executive officer of Bell Industries. “SkyTel has a long and very distinct history of product innovation and market leadership. We look forward to providing SkyTel associates with a platform that will allow them to continue the successes they have achieved over the years.”
     SkyTel is a unit of the former MCI, which was acquired by Verizon Communications Inc. earlier this year.
(more)

Bell Industries, Inc.
2-2-2
     “Verizon Business is selling the SkyTel unit in order to even more closely focus on our core businesses of global IP services and next-generation services for large business and government customers, including advanced wireless services provided through Verizon Wireless,’’ said Ron McMurtrie, group president for specialized services for Verizon Business. “We wanted to carefully select a buyer to make sure this business transitions smoothly and we look forward to working with Bell Industries and our SkyTel customers in this transition.”
About Bell Industries, Inc.
     Bell Industries is comprised of two diversified operating units, Bell’s Technology Solutions business and its Recreational Products Group. The company’s Technology Solutions business offers a comprehensive portfolio of technology products and managed lifecycle services, including planning, product sourcing, deployment and disposal, and support services. The Recreational Products Group distributes after-market parts and accessories primarily to the recreational vehicle and boating markets.
About Verizon Business
     Verizon Business, a unit of Verizon Communications (NYSE: VZ), is a leading provider of advanced communications and information technology (IT) solutions to large business and government customers worldwide. Combining unsurpassed global network reach with advanced technology and professional service capabilities, Verizon Business delivers innovative and seamless business solutions to customers around the world. For more information, visit www.verizonbusiness.com.
Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements, including, but not limited to, completion of the transaction to acquire SkyTel and its growth potential, are based upon our current expectations and speak only as of the date hereof. Actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including uncertainties as to the nature of the industry, including changing customer demand, the impact of competitive products and pricing, dependence on existing management and general economic conditions. Bell Industries’ Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss some of the important risk factors that may affect the company’s business, results of operations and financial condition. Management undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
# # #